EXHIBIT 2.2


                     FORBEARANCE AND RESTRUCTURING AGREEMENT

                  THIS FORBEARANCE AND RESTRUCTURING AGREEMENT (this "Agreement") is made as of May 21, 1998 by and among NINE PENN CENTER ASSOCIATES, L.P., a Pennsylvania limited partnership ("NPCA"), having an address c/o PREIT-Rubin, The Bellevue, 3rd Floor, 200 South Broad Street, Philadelphia, PA 19102, THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES, a New York corporation ("Equitable"), having an address at 1290 Avenue of the Americas, 12th Floor, New York, NY 10104, TRANSPORTATION ASSOCIATES, a Pennsylvania limited partnership ("Transportation"), having an address c/o PREIT-Rubin, The Bellevue, 3rd Floor, 200 South Broad Street, Philadelphia, PA 19102 (NPCA, Equitable, and Transportation are collectively referred to in this Agreement as the "NPCA Parties"), and HEALTH AND RETIREMENT PROPERTIES TRUST, a Maryland real estate investment trust ("HRPT") having an address at 400 Centre Street, Newton, MA 02158 and 1735 MARKET STREET PROPERTIES TRUST, a Maryland real estate investment trust having an address at 400 Centre Street, Newton, MA 02158 ("1735") (HRPT and 1735 are referred to collectively in this Agreement as the "REITS").

                                   BACKGROUND

                  A. NPCA is a  Pennsylvania  limited  partnership  composed  of
Equitable and Transportation, pursuant to that certain "Joint Venture Agreement" dated as of June 30, 1987, as amended by that certain "Supplement and Amendment to Joint Venture Agreement of Limited Partnership of Nine Penn Center Associates, L.P." dated as of April 24, 1992 (such Joint Venture Agreement as amended being referred to herein as the "Joint Venture Agreement").

                  B. NPCA is the owner of certain real property located in Philadelphia, Pennsylvania known as "Nine Penn Center" and/or "Mellon Bank Center", and the buildings, improvements, and certain other property (both real and personal) situated thereon or associated therewith (collectively, the "Real Estate"). On or about May 25, 1988 NPCA, as borrower, entered into a loan transaction (the "Loan") as detailed in that certain Construction Loan Agreement ("Construction Loan Agreement"), dated May 25, 1988, with Banque Paribas, a French banking corporation ("Paribas") acting through its New York branch as agent for a group of lenders (each lender being, individually, a "Lender" and all Lenders being, collectively, the "Lenders"). In connection with the Construction Loan Agreement, NPCA executed and delivered in favor of Paribas that certain "Construction Loan Mortgage Note" (the "Note"), dated May 25, 1988, together with that certain "Construction Loan Mortgage, Assignment of Leases and Rents and Security Agreement", dated May 25, 1988 (the "Mortgage"), and other related documents and instruments (the foregoing Construction Loan Agreement, the Note, the Mortgage, and all other such documents delivered in favor of Paribas being collectively referred to herein as the "Loan Documents").

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                  C. HRPT and Paribas have  entered into that certain  "Purchase
Agreement" dated as of April 29, 1998 (the "Note Purchase Agreement") by which HRPT has agreed to acquire from the Lenders the Note, together with all of the Lenders' right, title and interest in the Loan Documents. Closing under the Note Purchase Agreement and consummation of the transactions contemplated thereby
(the  "Note   Closing")   has  been   scheduled   for  Friday,   May  22,  1998.

                  D. HRPT will, at the Note Closing, assign the Note Purchase Agreement to 1735.

                  E. In anticipation of the Note Closing under the Note Purchase Agreement, and conditioned upon the completion of the Note Closing as described in the Note Purchase Agreement, NPCA and the REITS have reached certain agreements and understandings which are set forth in this Agreement, including such agreements as relate to the REITS's acquisition of partnership interests in NPCA at a closing described in Section 5 of this Agreement (the "Equity Closing").

                                   AGREEMENTS

                NOW, THEREFORE, for and in consideration of the Background and the mutual agreements provided in this Agreement, and intending to be legally bound hereby, the parties to this Agreement agree as follows:

                  1. Representations of NPCA Parties. Each of the NPCA Parties (as to itself only and not as to any other), in order to induce the REITS to enter into this Agreement and to complete the Equity Closing, makes the following representations and warranties to the REITS as of the date of this
Agreement:

                       1.1 The subject NPCA Party is duly organized and validly existing under the laws of their respective State of organization.

                       1.2 The subject NPCA Party has obtained all consents, approvals, and authorizations from all persons, entities, and authorities required to enter into this Agreement, and to consummate the transactions contemplated hereby.

                       1.3 There has not been filed by or against the subject NPCA Party , a petition in bankruptcy or insolvency proceedings or for reorganization or for the appointment of receiver or trustee under any state or federal laws, nor has the subject NPCA Party made an assignment for the benefit of creditors or filed a petition for an arrangement or entered into an arrangement with creditors which petition, proceedings, assignment, or arrangement has not been dismissed by a final nonappealable order of the court or body having jurisdiction over the matter; and the subject NPCA Party has not admitted in writing the inability to pay its debts as they become due.

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                       1.4  Each  NPCA   Party  has  the   full,   lawful,   and
unrestricted right and power to execute, deliver and perform its obligations under this Agreement and to complete the transactions contemplated hereby including the Equity Closing.

                       1.5 There are no rights, options, or other agreements of any kind to sell or otherwise dispose of the Real Property as a whole to which the subject NPCA Party is a party except as set forth in the Joint Venture Agreement and the Loan Documents.

                       1.6 Each NPCA Party's execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized and no other action is required by law, by the charter documents of any NPCA Party, or otherwise for such authorization; and this Agreement is the legal, valid and binding obligation of, and is enforceable against, each NPCA Party in accordance with its terms except to the extent such enforcement may be affected by general principles of equity, or other laws, including bankruptcy laws, affecting the rights of creditors generally; the execution of this Agreement and the compliance with its terms and conditions by each NPCA Party will not breach or conflict with the terms, conditions or provisions of any other agreement or instrument to which such NPCA Party is a party or by which such NPCA Party is bound, or constitute a default thereunder.

                       1.7  The  Construction  Loan  Agreement,  the  Note,  the
Mortgage, and the other Loan Documents are the legal, valid and binding obligations of NPCA, and the same have not been modified or amended in any fashion except as described in this Agreement.

                       1.8 Notwithstanding the foregoing, no NPCA Party makes any representation or warranty to the REITS concerning the character, nature, or physical qualities of the Real Estate.

                  2. Representations of REITS. The REITS, in order to induce the NPCA Parties to enter into this Agreement and to complete the Equity Closing, make the following representations and warranties to the NPCA Parties as of the date of this Agreement:

                       2.1 Each of the REITS is a real estate investment trust duly organized and validly existing under the laws of the State of Maryland.

                       2.2 Each of the REITS has obtained all consents, approvals, and authorizations from all persons, entities, and authorities required to enter into this Agreement, and to consummate the transactions contemplated hereby including the Equity Closing.

                       2.3 There has not been filed by or against any of the REITS, a petition in bankruptcy or insolvency proceedings or for reorganization or for the appointment of receiver or trustee under any state or federal laws, nor has any of the REITS made an assignment for the benefit of creditors or filed a petition for an arrangement or entered into an arrangement with creditors which petition, proceedings, assignment, or arrangement has not been dismissed by final nonappealable order of the court or body having jurisdiction over the matter; and the REITS are not insolvent and have not admitted in writing the inability to pay its debts as they become due.

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                       2.4  Each  of  the  REITS  has  the  full,   lawful,  and
unrestricted right and power to execute, deliver, and perform its obligations under this Agreement and to complete the transactions contemplated hereby.

                       2.5  Each  of  the   REITS'   execution,   delivery   and
performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the boards of directors of the REITS and no other action is required by any REITS's organizational documents, or by law, by any of the REITSs' charter documents (including, without limitation, their Declarations of Trust ) or otherwise for such authorization; and this Agreement is the legal, valid and binding obligation of, and is enforceable against, the REITS in accordance with its terms except to the extent such enforcement may be affected by general principles of equity, or other laws, including bankruptcy laws, affecting the rights of creditors generally; the execution of this Agreement and the compliance with its terms and conditions by the REITS will not breach or conflict with the terms, conditions or provisions of any other agreement or instrument to which the REITS are a party or by which the REITS are bound, or constitute a default thereunder.

                       2.6 HRPT has no actual knowledge that any "Event of Default" (as defined under the "Loan Documents") exists as of the date of this Agreement under the Note or any of the other Loan Documents excepting only an interest payment otherwise due on or about May 18, 1998.

                       2.7 HRPT is aware that Section 5.15 of the Mortgage contains, among other things, a provision to the effect that the mortgagee will not become a "party in interest" (within the meaning of the Employee Retirement Income Security Act of 1974, as now or hereafter amended) to any pension or profit sharing plan which at any time has assets allocated to the Prime Property Fund of Equitable and prohibiting the sale conveyance or transfer of the Mortgage to a person or entity which would be such a "party in interest." HRPT represents and warrants to NPCA that (i) the sale of the Note and Loan Documents to HRPT will not result in a violation of the provisions of said Section 5.15 of the Mortgage.; and (ii) upon such sale HRPT shall not be a "party in interest" (as defined above).

                       2.8 Upon the Equity Closing, the REITS shall expressly acknowledge, represent, warrant, and agree (in a form reasonably satisfactory) that the "Guaranty of Interest, Taxes and Operating Expenses" and "Guaranty of Completion" which are part of the Loan Documents and which were delivered by Equitable and Mr. Ronald Rubin, will have expired and/or have terminated by their terms, and as of such date, there will be no surviving claims thereunder against any of the parties thereto.

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                  3. Forbearance.

                       3.1 The parties to this Agreement acknowledge and agree that in accordance with the terms of the Note (and the other Loan Documents) and Pennsylvania law, the Note matures on May 26, 1998 and is payable in full on that date. The REITS hereby agree that, subject to the terms set forth in this
Agreement, the REITS shall refrain from exercising or otherwise pursuing any Lender Remedies (as that term is hereinafter defined) on account of such maturity or otherwise until July 1, 1998 (the "Forbearance Date"). The term "Lender Remedies" shall mean any and all remedies available to Paribas or the Lenders (or any successor in interest to any of them, or any party claiming, by through, or under any of them including the REITS) which is provided under the terms of the Loan Documents, or otherwise available in equity or at law, including, without limitation, foreclosure, acceleration, declaration of default, notification of tenants, confession of judgment, ejectment, or other form of possession or dispossession.

                       3.2 The REITS may exercise any and all of the Lender Remedies at any time on or after the Forbearance Date to the extent provided and exercisable under the terms of the applicable Loan Documents, without the necessity of any additional or other notices or the passage of any grace periods.

                       3.3 In the event that any NPCA Party files any petition in bankruptcy, or any petition in bankruptcy is filed against any NPCA by any partner of NPCA, then upon such filing the agreements to forbear set forth in
Section 3.1 above shall terminate and the REITS may exercise any and all of the Lender Remedies.

                  4. Sale of Paribas Note. Each of the NPCA Parties hereby consents to the sale of the Note and the other Loan Documents to HRPT under the terms set forth in the Note Purchase Agreement.

                  5. Restructuring Transaction. The REITS and the NPCA Parties agree that the Joint Venture Agreement, and the structure of NPCA itself, shall be amended as part of the Equity Closing, all as described and provided in Exhibit A attached hereto.

                  6. [Intentionally deleted]

                  7. Cost of a "Challenge". Each of the parties hereto agrees that in the event that any party brings a Challenge (as that term is hereinafter defined), such party shall be personally liable to, and indemnify and hold harmless, the non-challenging parties with respect to any harm, damage, cost, expense, injury, loss or the like, incurred by the non-challenging parties as a result of the Challenge including, without limitation, any reasonable attorneys' fees and expenses, court costs, filing costs, or the like, which shall be paid to the subject non-challenging parties immediately upon demand therefor, and such obligation shall not be subject to any limitation which may be set forth in any of the Loan Documents or elsewhere including any non-recourse language which may be set forth in any of the Loan Documents. The term "Challenge" shall mean the filing or initiation of any suit, action, contest, claim, request for investigation,

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hearing,  or  other  proceeding   (whether  legal,   equitable,
administrative, in bankruptcy, or otherwise) challenging the legal and binding nature of this Agreement or any element or component of this Agreement. For the avoidance of doubt, if the parties fail to close on the restructure transaction as set forth in Exhibit A attached hereto, any suit, action, contest, claim, request for investigation, hearing, or other proceeding (whether legal, equitable, administrative, in bankruptcy, or otherwise, including any such proceedings initiated for the purpose of enforcing this Agreement (as opposed to challenging its legality) shall be deemed not to be a "Challenge". Furthermore, it is agreed that (i) the obligations and liabilities under this Section 7 are the several (but not joint) obligations and liabilities of the parties to this Agreement; and (ii) Equitable shall have no responsibility or liability to either REIT with respect to any Challenge brought or effected by NPCA or Transportation unless Equitable affirmatively joins in such Challenge; at the request of either REIT, Equitable agrees to certify with respect to any Challenge brought by NPCA or Transportation whether it is or is not joining in such Challenge (and if Equitable is not joining in the subject Challenge Then Equitable shall cooperate with the REITS in opposing such Challenge).

                  8. Arm's Length Negotiations; Independent Counsel. The parties to this Agreement acknowledge that, all the terms of the Agreement were negotiated at arm's length and that this Agreement was prepared and executed without duress, undue influence or coercion of any kind exerted by any party upon the other. Each party stipulates that (i) it has been represented by, and has relied upon, independent counsel of its own choosing in the negotiation and preparation of this Agreement; and (ii) it and such counsel have each read this Agreement, have had its contents fully explained to it by such counsel; and
(iii) it is fully aware of and understands all of the terms and the legal consequences of this Agreement. It is acknowledged that the parties have, through their respective counsel, mutually participated in the preparation of this Agreement.

                  9. Consent to Lifting of Automatic Stay. If NPCA (or any partner of NPCA) shall (i) file, or be the subject of, a bankruptcy petition in any state court or the United States Bankruptcy Court, (ii) be the subject of any order for relief issued under any state bankruptcy law or the U.S. Code,
(iii) file, or be the subject of, any petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future federal or state act, law or regulation relating to bankruptcy, insolvency or other relief for debtors, (iv) have sought, consented to or acquiesced in the appointment of any trustee, receiver, conservator or liquidation (v) be the subject of any order, judgment or decree entered by any court of competent jurisdiction approving a petition filed against such party for any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future federal or state act, law or regulation relating to bankruptcy, insolvency or relief for debtors, then, so long as NPCA or any partner of NPCA would not breach any duty owing to the bankruptcy estate or other constituencies in the bankruptcy proceeding, neither NPCA nor any partner of NPCA shall assert or request any other party to assert that the automatic stay provided by Section 362 of the Bankruptcy Code shall operate or be interpreted to stay, interdict, condition, reduce or inhibit the ability of the REITS to enforce any rights it has by virtue of this Agreement at law or equity, or any other rights any REIT has,

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whether now or hereafter acquired,  against NPCA or against any collateral owned by NPCA. Specifically, without limiting the foregoing, in the event of any such voluntary or involuntary bankruptcy filing following the execution and delivery of this Agreement, the REITS shall be entitled and each of NPCA and its partners irrevocably consents to an order granting the REITS immediate relief from all stays including the automatic stay imposed by Section 362 of the Bankruptcy Code so as to permit the REITS to exercise any and all other rights and remedies the REITS may have under this Agreement or at law or in equity, and NPCA and each of its partners hereby irrevocably waives any right to object to such relief. This provision shall be construed as liberally as the law permits to accomplish the purpose stated.

                  10. Limitation. Each of the parties to this Agreement hereby represents, warrants, acknowledges, and agrees that this Agreement shall not constitute or be deemed: (i) a novation of the Note or any of the other Loan Documents; (ii) an extension of any applicable notice or cure periods as provided under the Note or the other Loan Documents; (iii) a modification, deferral or waiver of any of the Lender's Remedies with respect to Events of Default occurring after the Forbearance Date or a waiver or forgiveness of such defaults; or (iv) a waiver, amendment, or modification of the "non-recourse" language and agreements benefiting any of the NPCA Parties under any of the Loan Documents. Nonetheless, in the event of any conflict or inconsistency between the terms of this Agreement and the terms of the Note or any of the other Loan Documents, the terms of this Agreement shall govern and control.

                  11. Waiver of Jury Trial. EACH OF THE PARTIES TO THIS AGREEMENT KNOWINGLY, VOLUNTARILY, INTENTIONALLY, AND EXPRESSLY WAIVES THE RIGHT OF TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT UNDER OR WITH RESPECT TO THIS AGREEMENT OR ANY DISPUTE ARISING UNDER THIS AGREEMENT.

                  12. No Partnership. Nothing in this Agreement or the Loan Documents, shall create or be deemed to create a partnership between the NPCA Parties or any of them and the REITS or any of their affiliates; and none of the REITS and none of the NPCA Parties shall be deemed liable for any of the debts, liabilities, or obligations of any of the others.

                  13. Entire Agreement. This Agreement represents the entire understanding and agreement among the parties with respect to the subject matter hereof, superseding all prior understandings or communications of any kind, written or oral. This Agreement may be modified only by an express written agreement signed by all parties hereto.

                  14. Miscellaneous.

                       14.1  Captions.   The  captions  in  this  Agreement  are
inserted for convenience of reference only, and in no way define, describe, or limit the scope or intent of this Agreement of any of the provisions hereof.

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

                       14.2 Time Periods. Any time periods provided herein which shall end on a Saturday, Sunday, or legal U.S., Massachusetts or Pennsylvania holiday, shall extend to 5:00 p.m. of the next full business day.

                       14.3  Exhibits.   All  Exhibits  to  this  Agreement  are
incorporated herein and made an integral part hereof.

                       14.4 Governing Law. This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the Commonwealth of Pennsylvania.

                       14.5   Recitals.   The   recitals  set  forth  above  are
incorporated herein as though the same were set forth at length.

                       14.6 Authority and Capacity. Each party hereto (and each signatory therefor) hereby represents, warrants, and agrees that it, he, or she (as applicable) has full power, authority and/or capacity to execute and deliver this Agreement and the execution and delivery hereof does not require the consent or approval of any party which has not been obtained.

                       14.7 Successors and Assigns. This Agreement and its terms are binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

                       14.8 No Third Party Beneficiaries. Notwithstanding anything to the contrary contained herein, no provision of this Agreement is intended to benefit Paribas, the Lenders, or any party other than the signatories hereto and their permitted successors and assigns, and no provision of this Agreement shall be enforceable by any other party.

                       14.9 Gender; Plural Terms; Persons. The masculine, feminine, or neuter pronoun shall each include the masculine, feminine, and neuter genders. A reference to person or entity shall mean a natural person, a trustee, a corporation, a partnership, and any other form of legal entity. All references (including pronouns) in the singular or plural number shall be deemed to have been made, respectively, in the plural or singular number as well, as the context may require.

                       14.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which shall constitute one and the same agreement.

                       14.11 Non-Waiver. The failure of any party hereto in any one or more instances to insist upon the strict performance of any one or more of the agreements, terms, covenants, conditions or obligations of this Agreement, or to exercise any right, remedy or election herein contained, shall not be construed as a waiver or relinquishment of the right to insist upon such performance or exercise in the future, and such right shall continue and remain in full force and effect with respect to any subsequent breach, act or omission.

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
                       14.12  Partial  Invalidity.  If any of the  provisions of
this Agreement, or the application thereof to any person, entity, or circumstances, shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such provision or provisions to persons or circumstances other than those as to whom or which it is held invalid or unenforceable, shall not be affected thereby, and every provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

                       14.13 Notices.

                       (a) Any and all notices, demands, consents, approvals, offers, elections, and other communications required or permitted under this Agreement shall be deemed adequately given if in writing and the same shall be delivered either in hand, by telecopier with written confirmation of receipt, or by mail or Federal Express or similar expedited commercial carrier, addressed to the recipient of the notice, postpaid and registered or certified with return receipt requested (if by mail), or with all freight charges prepaid (if by Federal Express or similar carrier).

                       (b) All notices required or permitted to be sent hereunder shall be deemed to have been given for all purposes of this Agreement upon the date of acknowledged receipt, in the case of a notice by telecopier, and in all other cases, upon the date of receipt or refusal, except that whenever under this Agreement a notice is either received on a day which is not a Business Day or is required to be delivered on or before a specific day which is not a Business Day, the day of receipt or required delivery shall automatically be extended to the next Business Day.

                       (c) All such notice shall be addressed,

              If to NPCA:       Nine Penn Center Associates, L.P.
                                c/o PREIT-Rubin
                                Third Floor
                                The Bellevue
                                200 South Broad Street
                                Philadelphia, PA  19102
                                Attn:    Mr. Ronald Rubin
                                [Telecopier No. (215) 546-7311]

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                           with a copy to:
                                Obermayer Rebmann Maxwell & Hippel LLP
                                One Penn Center
                                19th Floor
                                1617 John F. Kennedy Boulevard
                                Philadelphia, PA  19103-1895
                                Attn:    Jeffrey B. Rotwitt, Esq.
                                [Telecopier No. (215) 665-3165]

                           with a copy to:
                                ERE Yarmouth
                                One Boston Place
                                Suite 2020
                                Boston, MA  02108
                                Attn:    Mr. Dana J. Harrell
                                   [Telecopier No. (617) 523-2555]

              If to the REITS:  Health and Retirement Properties Trust
                                400 Centre Street
                                Newton, MA  02157
                                Attn:    Mr. David J. Hegarty
                                [Telecopier No. (617) 332-2261]

                           with a copy to:
                                Sullivan & Worcester LLP
                                One Post Office Square
                                Boston, MA  02109
                                Attn:    Jennifer B. Clark, Esq.
                                [Telecopier No. (617) 338-2880]

              If to Equitable:  The Equitable Life Assurance Society of
                                The United States
                                c/o ERE Yarmouth
                                One Boston Place
                                Suite 2020
                                Boston, MA  02108
                                Attn:    Mr. Dana J. Harrell
                                [Telecopier No. (617) 523-2555]
                           with a copy to:
                                Paul, Weiss, Rifkind, Wharton & Garrison
                                1285 Avenue of the Americas
                                New York, NY  10019-6064
                                Attn:  Walter F. Leinhardt, Esquire
                                      [Telecopier No. (212) 373-2771]

         If to Transportation: Transportation Associates
                                c/o PREIT-Rubin
                                Third Floor
                                The Bellevue
                                200 South Broad Street
                                Philadelphia, PA  19102
                                [Telecopier No. (215) 546-7311]

                          with a copy to:
                                Klehr, Harrison, Harvey, Branzburg & Ellers LLP 1401 Walnut Street
                                Philadelphia, PA  19102
                                Attn:    Leonard M. Klehr, Esquire
                                [Telecopier No. (215) 568-6603]

                       (d) By notice given as herein provided, the parties hereto and their respective successor and assigns shall have the right from time to time and at any time during the terms of this Agreement to change their respective addresses effective upon receipt by the other parties of such notice and each shall have the right to specify as its address any other address within the United States of America.

                       14.14   Recording.   Neither  this   Agreement   nor  any
memorandum thereof, or the like, shall be recorded in any real estate records maintained for the benefit of the public in any jurisdiction for any purpose.

                       14.15 Condition Precedent. As provided in paragraph D of the Background of this Agreement, the agreements and understandings set forth herein are expressly conditioned upon the completion of the Note Closing under the terms of the Note Purchase Agreement. Furthermore, in the event that the Note Closing has not occurred (for any reason on or before May 26, 1998, then this Agreement shall terminate and be of no further force or effect (without notice or any act of any party required to effect such termination).

                       14.16 Financials. The NPCA Parties shall provide copies of audited financial statements for the NPCA partnership with respect to the 1995, 1996 and 1997 calendar years and unaudited financials for the period ending March 31, 1998, such financial statements having been prepared at NPCA's sole cost and expense. The NPCA shall, at the REITS' expense, cooperate with the REITS in the preparation of audited financial statements for the Real

Estate for the above listed periods. NPCA and its accountants shall provide the REITS and their accountants with such certifications with respect to such financials as the REITS shall from time to time reasonably require. Each of the REITS hereby agrees to indemnify, defend, and hold harmless each of the NPCA Parties with respect to any and all suits, claims, harms, expenses, and the like (including all reasonable attorneys fees) which arise out of any of the certifications provided under the terms of this Section 14.16 (excepting, however, the gross negligence or willful misconduct of the subject NPCA Party). To the extent that any of the foregoing requires any services from NPCA's auditors not already incurred by NPCA or ordinarily contracted for by NPCA, then HRPT shall pay for the same upon demand therefor.

                       14.17. NON-LIABILITY OF TRUSTEES. THE DECLARATIONS OF TRUST ESTABLISHING THE REITS, A COPY OF EACH OF WHICH, TOGETHER WITH ALL AMENDMENTS THERETO (COLLECTIVELY, THE "DECLARATIONS"), IS DULY FILED WITH THE DEPARTMENT OF ASSESSMENTS AND TAXATION OF THE STATE OF MARYLAND, PROVIDES THAT THE NAMES "HEALTH AND RETIREMENT PROPERTIES TRUST" AND "1735 MARKET STREET PROPERTIES TRUST", RESPECTIVELY, REFER TO THE TRUSTEES UNDER THE DECLARATIONS COLLECTIVELY AS TRUSTEES, BUT NOT INDIVIDUALLY OR PERSONALLY, AND THAT NOT TRUSTEE, OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT OF THE REITS SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, FOR ANY OBLIGATIONS OF, OR CLAIM AGAINST, THE REITS. ALL PERSONS DEALING WITH THE REITS, IN ANY WAY, SHALL LOOK ONLY TO THE ASSETS OF THE REITS FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATIONS.

                IN WITNESS WHEREOF, the parties hereto have executed this Agreement by their duly authorized representatives, intending to be legally bound, as of the date written above.

                         NINE PENN CENTER ASSOCIATES, L.P.
                         a Pennsylvania limited partnership, by its partners:

                         BY: The Equitable Life Assurance Society
                             of the United States, a New York corporation:

                             By: /s/ Frederick F. Buchholz
                                Name:  Frederick F. Buchholz
                                Title: Investment Officer

                         BY: Transportation Associates, a Pennsylvania limited partnership, by a general partner:

                             By: /s/ Ronald Rubin
                                Name:  Ronald Rubin
                                Title:  General Partner

                         HEALTH AND RETIREMENT PROPERTIES
                         TRUST, a Maryland real estate investment trust:

                         BY: /s/
                            Name:
                            Title:

                         TRANSPORTATION ASSOCIATES, a
                         Pennsylvania limited partnership:

                         BY: /s/ Ronald Rubin
                            Name:  Ronald Rubin
                            Title: General Partner

                         THE EQUITABLE LIFE ASSURANCE
                         SOCIETY OF THE UNITED STATES, a
                         New York corporation:

                         BY: /s/ Frederick F. Buchholz
                            Name:  Frederick F. Buchholz
                            Title: Investment Officer

                         1735 MARKET STREET PROPERTIES
                         TRUST, a Maryland real estate investment trust:

                         BY: /s/ John A. Mannix
                            Name:  John A. Mannix
                            Title:

         Exhibit A to the Forbearance and Restructuring Agreement has been omitted and will be provided to the Securities and Exchange Commission upon request. Exhibit A contains details regarding the tax structure of the transaction, pro ration of expenses and income pending the acquisition of the property and certain operational matters.